UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

Nikola Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38495	82-4151153
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

4141 E Broadway Road	85040
Phoenix, AZ	(Zip Code)
(Address of principal executive offices)

(480) 666-1038

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2020, the Board appointed Steven M. Shindler to serve as a member of the Board of Directors (the “Board”) of Nikola Corporation (the “Company”). Mr. Shindler was designated a Class I director and will stand for re-election at the Company’s annual meeting of stockholders in 2021. Mr. Shindler was appointed chair of the audit committee of the Board.

Also on September 29, 2020, Lonnie R. Stalsberg, a member of the Board, resigned from the Board, including all committees thereof, effective immediately.

In connection with Mr. Shindler’s appointment, on September 29, 2020, Stephen J. Girsky, the Chairman of the Board, resigned as a Class I director and was immediately re-appointed as a Class III director. Mr. Girsky remains Chairman of the Board and will stand for re-election at the Company’s annual meeting of stockholders in 2023.

Mr. Shindler, age 57, served as Chief Financial Officer of VectoIQ Acquisition Corp. (“VectoIQ”), our predecessor company, from January 2018 through the completion of the business combination in June 2020. Mr. Shindler is a director of NII Holdings, Inc., a holding company that previously owned providers of wireless communication services under the Nextel brand in Latin America. Mr. Shindler served as Chief Executive Officer of NII from 2012 to August 2017 as well as from 2000 to 2008. Mr. Shindler served as Executive Vice President and Chief Financial Officer of Nextel Communications, Inc., a wireless service operator, from 1996 to 2000. Prior to joining Nextel, Mr. Shindler was Managing Director of Communications Finance at The Toronto Dominion Bank, one of the largest suppliers of capital to the wireless industry. Mr. Shindler is also a founding partner of RIME Communications Capital, a firm that has invested in early stage media, tech and telco companies. Mr. Shindler holds a bachelor of arts in economics from the University of Michigan and an MBA from Cornell University. In connection with Mr. Shindler’s appointment to the Board, Mr. Shindler will enter into the Company’s standard form of indemnification agreement.

Mr. Shindler will receive compensation for his service as a non-employee director, as described under the heading “Directors and Executive Officers—Director Compensation” in Item 2.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2020.

Mr. Shindler has no family relationships with any of the Company’s directors or executive officers. Following the consummation of the business combination with VectoIQ, VectoIQ Holdings, LLC, the sponsor of VectoIQ, dissolved and transferred shares of the Company’s common stock and warrants to purchase shares of common stock to certain individuals and entities, including 359,409 shares of common stock and warrants to purchase 30,000 shares of common stock to Mr. Shindler.

Item 7.01	Regulation FD Disclosure.

On October 1, 2020, the Company issued a press release entitled “Nikola Appoints Steve Shindler to Board of Directors,” a copy of which is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1^	Press release issued by the Company dated October 1, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

^	This Exhibit is furnished herewith and will not be deemed “filed” for purposes of Section 18 of the Exchange Act or deemed to be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933 except to the extent that Nikola Corporation specifically incorporates it by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2020

NIKOLA CORPORATION

By:	/s/ Britton M. Worthen
Britton M. Worthen
Chief Legal Officer and Secretary